Exhibit 99.1

Oceaneering Reports Second Quarter 2018 Results

HOUSTON, July 25, 2018 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $33.1 million, or $(0.34) per share, on revenue of $479 million for the three months ended June 30, 2018. Excluding the $10.1 million after-tax impacts of adjustments, comprised of foreign currency exchange losses and write-offs of certain equipment and intangibles, adjusted net loss was $23.0 million, or $(0.23) per share. During the prior quarter ended March 31, 2018, Oceaneering reported a net loss of $49.1 million, or $(0.50) per share, on revenue of $416 million, and an adjusted net loss of $40.2 million, or $(0.41) per share.

Adjusted operating income (loss), operating margin, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2018 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, EBITDA and EBITDA Margins, 2018 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2018	2017	2018	2018	2017

Revenue	$478,674	$515,036	$416,413	$895,087	$961,212
Gross Margin	29,728	53,571	18,828	48,556	98,426
Income (Loss) from Operations	(19,637)	9,390	(27,149)	(46,786)	9,240
Net Income (Loss)	(33,076)	2,132	(49,133)	(82,209)	(5,402)

Diluted Earnings (Loss) Per Share	$(0.34)	$0.02	$(0.50)	$(0.83)	$(0.06)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "The sequential improvement in our adjusted consolidated second quarter 2018 operating results met our expectations, and resulted from profit contributions from each of our operating segments, except Subsea Projects. We are pleased that each of our operating segments generated positive adjusted EBITDA, and our consolidated adjusted EBITDA of $39.0 million was better than consensus published estimates.

"On a consolidated basis, for the first half of 2018, we have generated $64.2 million of adjusted EBITDA and at June 30, 2018, we had $340 million in cash, a $500 million unsecured undrawn revolving credit facility, and our nearest loan maturity is not until 2024.

"Operationally, for the second quarter 2018, ROV adjusted operating income improved as expected, resulting from higher seasonal activity for vessel-based services and an increase in the number of working floating rigs for which we provide drill support. Our fleet mix during the quarter was 62% in drill support and 38% for vessel-based activity, compared to 70% and 30%, for the prior quarter. Revenue grew 26% on a 24% increase in ROV days on hire, as our average ROV revenue per day on hire was essentially flat compared to the prior quarter. ROV adjusted EBITDA margin of 31% improved slightly from 29% for the first quarter 2018.

"At the end of June 2018, our fleet size remained at 279 vehicles and utilization improved to 54% from 44%. At quarter end, we had ROVs on 92, or 60%, of the 154 floating rigs under contract. At the end of March 2018, we had ROVs on 85, or 58%, of the 147 floating rigs under contract.

"Subsea Products achieved profitability of $3.8 million on an adjusted basis during the second quarter 2018, on a 4% reduction in quarterly revenues. Our better-than-expected operating results were due to the timing of awards and execution in our manufactured products businesses and an increase in demand for our service and rental business. Our Subsea Products backlog at June 30, 2018 was $245 million, compared to our March 31, 2018 backlog of $240 million. Our book-to-bill ratio for the second quarter 2018 was 1.0 and year-to-date was 0.87.

"For the second quarter 2018, Subsea Projects adjusted operating results declined more than expected.
These results were due to lower-than-anticipated margins on certain projects, timing of projects moving into the second half of the year, and a continued competitive price environment for both diving and deepwater vessel services in the U.S. Gulf of Mexico. Asset Integrity operating income improved as projected, on higher revenue, due to seasonality in the demand for inspection services.

"For our non-energy segment, Advanced Technologies, second quarter 2018 operating income improved as expected, predominantly due to increased government-related work. In addition, Unallocated Expenses were essentially flat between the second and first quarter 2018.

"For the third quarter 2018, we are expecting an improvement in our overall operating results, compared to the adjusted second quarter, based primarily on Subsea Project's return to profitability. We expect each of our other operating segments results to be flat to slightly down. Unallocated Expenses are expected to continue to be in the upper-$20 million range.

"On an adjusted basis, relative to the first half of 2018, during the second half we expect to generate an improvement in our consolidated operating results on increased revenue, with positive EBITDA contributions from each of our operating segments. We anticipate improvements to be led by Subsea Projects and Advanced Technologies. Subsea Projects operating profit is expected to increase from contributions from our recent Ecosse acquisition, and on higher levels of deepwater vessel activity at improved margins. In our non-energy segment, Advanced Technologies, we expect improved operating income due to increased activity from backlog in our commercial theme park business.

"We expect operating income contribution during the second half of the year from ROV to be higher, compared to the first half. We are continuing to project increased days on hire, due to both increased drill support and vessel-based activity, leading to our second half overall ROV fleet utilization to be in the low-to-mid 50% range. We are also expecting to maintain EBITDA margins at approximately 30%.

"For Subsea Products and Asset Integrity, we anticipate our operating results to be similar to the first half of 2018. Specifically, for Subsea Products, we expect increased manufacturing activity levels on the execution of lower margin projects. We anticipate our operating margins to be in the low-single digit range until we see an increase in Subsea Products backlog and pricing. We still project an increase in contract awards during the second half of 2018, which should result in a Subsea Products book-to-bill ratio exceeding 1.0 for the full year.

"We are updating our full year 2018 adjusted EBITDA estimate to be in the range of $140 million to $160 million, with positive EBITDA contributions from each of our operating segments. This change in our full year guidance reflects narrowing our estimated range for pretax loss by $10 million, narrowing depreciation expense to $215 million, and lowering net interest expense to $30 million. We are raising the lower end of the prior pre-tax guidance range as the level of subsea activity is progressing as we expected. We are also lowering the upper end of the prior range as the higher margin services call out work necessary for us to achieve the upper end has not materialized. This change also includes the impact of the late 2018 delivery of the Ocean Evolution.

"As indicated last quarter, we are no longer providing guidance as to our 2018 annual effective tax rate due to the short-term nature of much of our work and a continuous shifting of the geographic mix of our operating revenue and results. These conditions do not allow for meaningful guidance on an effective tax rate."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: outlook and EBITDA guidance for the third quarter, second half, and full year of 2018; anticipated EBITDA, EBITDA contributions from each of its segments, expected contributions of its segments to 2018 operating results; expectations of ROV fleet utilization and EBITDA margins; expectations of Subsea Products margins and book-to-bill ratio; backlog; and overall view of the markets. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2018	Dec 31, 2017
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $339,541 and $430,316)				$1,114,245	$1,187,402
Net Property and Equipment				1,014,004	1,064,204
Other Assets				774,499	772,344
TOTAL ASSETS				$2,902,748	$3,023,950

LIABILITIES AND EQUITY
Current Liabilities				$427,376	$435,797
Long-term Debt				782,228	792,312
Other Long-term Liabilities				122,610	131,323
Equity				1,570,534	1,664,518
TOTAL LIABILITIES AND EQUITY				$2,902,748	$3,023,950

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017
	(in thousands, except per share amounts)

Revenue	$478,674	$515,036	$416,413	$895,087	$961,212
Cost of services and products	448,946	461,465	397,585	846,531	862,786
Gross Margin	29,728	53,571	18,828	48,556	98,426
Selling, general and administrative expense	49,365	44,181	45,977	95,342	89,186
Income (loss) from Operations	(19,637)	9,390	(27,149)	(46,786)	9,240
Interest income	2,950	2,045	2,592	5,542	3,382
Interest expense	(8,802)	(7,599)	(9,371)	(18,173)	(13,867)
Equity losses of unconsolidated affiliates	(737)	(394)	(843)	(1,580)	(1,374)
Other income (expense), net	(3,556)	(58)	(8,474)	(12,030)	(2,614)
Income (loss) before Income Taxes	(29,782)	3,384	(43,245)	(73,027)	(5,233)
Provision (benefit) for income taxes	3,294	1,252	5,888	9,182	169
Net Income (loss)	$(33,076)	$2,132	$(49,133)	$(82,209)	$(5,402)

Weighted average diluted shares outstanding	98,531	98,751	98,383	98,457	98,201
Diluted Earnings (Loss) per Share	$(0.34)	$0.02	$(0.50)	$(0.83)	$(0.06)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Six Months Ended
		Jun 30, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017
		($ in thousands)

Remotely Operated Vehicles	Revenue	$107,426	$103,432	$85,594	$193,020	$197,454
	Gross Margin	$12,176	$16,659	$4,955	$17,131	$29,681
Operating Income (Loss)		$4,542	$10,376	$(2,398)	$2,144	$16,301
Operating Income (Loss)%		4%	10%	(3)%	1%	8%
	Days available	25,386	25,300	25,138	50,524	50,519
	Days utilized	13,654	12,267	11,034	24,688	23,755
	Utilization	54%	48%	44%	49%	47%

Subsea Products	Revenue	$121,704	$174,893	$126,688	$248,392	$325,532
	Gross Margin	$16,075	$22,762	$15,005	$31,080	$47,753
Operating Income		$2,295	$10,552	$1,755	$4,050	$22,035
Operating Income %		2%	6%	1%	2%	7%
Backlog at end of period		$245,000	$328,000	$240,000	$245,000	$328,000

Subsea Projects	Revenue	$78,036	$75,545	$56,860	$134,896	$138,501
	Gross Margin	$(5,145)	$6,462	$1,117	$(4,028)	$10,486
Operating Income (Loss)		$(10,358)	$3,000	$(2,359)	$(12,717)	$3,187
Operating Income (Loss) %		(13)%	4%	(4)%	(9)%	2%

Asset Integrity	Revenue	$67,422	$58,192	$61,288	$128,710	$110,850
	Gross Margin	$9,461	$10,004	$8,018	$17,479	$18,385
Operating Income		$3,357	$3,755	$1,679	$5,036	$6,022
Operating Income %		5%	6%	3%	4%	5%

Advanced Technologies	Revenue	$104,086	$102,974	$85,983	$190,069	$188,875
	Gross Margin	$13,999	$14,133	$7,822	$21,821	$24,205
Operating Income		$7,886	$7,632	$1,668	$9,554	$12,658
Operating Income %		8%	7%	2%	5%	7%

Unallocated Expenses
Gross Margin		$(16,838)	$(16,449)	$(18,089)	$(34,927)	$(32,084)
Operating Expense		$(27,359)	$(25,925)	$(27,494)	$(54,853)	$(50,963)

TOTAL	Revenue	$478,674	$515,036	$416,413	$895,087	$961,212
	Gross Margin	$29,728	$53,571	$18,828	$48,556	$98,426
Operating Income (Loss)		$(19,637)	$9,390	$(27,149)	$(46,786)	$9,240
Operating Income (Loss) %		(4)%	2%	(7)%	(5)%	1%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017
	(in thousands)

Capital expenditures, including acquisitions	$27,798	$23,493	$94,130	$121,928	$41,300

Depreciation and Amortization:
Energy Services and Products
Remotely Operated Vehicles	$28,269	$29,036	$27,642	$55,911	$58,265
Subsea Products	14,914	12,785	14,025	28,939	25,784
Subsea Projects	13,053	7,781	8,313	21,366	15,861
Asset Integrity	1,836	1,780	1,848	3,684	3,240
Total Energy Services and Products	58,072	51,382	51,828	109,900	103,150
Advanced Technologies	737	784	766	1,503	1,581
Unallocated Expenses	1,034	1,138	1,534	2,568	2,236
Total depreciation and amortization	$59,843	$53,304	$54,128	$113,971	$106,967

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review, because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2018 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings per Share

	For the Three Months Ended
	Jun 30, 2018		Jun 30, 2017		Mar 31, 2018
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(33,076)	$(0.34)	$2,132	$0.02	$(49,133)	$(0.50)
Pre tax adjustments for the effects of:
Property & equipment write-offs	4,233		—		—
Intangible asset write-offs	3,458		—		—
Foreign currency (gains) losses	3,418		(20)		8,315
Total pre-tax adjustments	11,109		(20)		8,315

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(2,173)		7		(1,746)
Discrete tax items (1)	1,180		—		2,400
Difference in tax provision on income before taxes in accordance with GAAP (2)	—		68		—

Total of adjustments	10,116		55		8,969
Adjusted Net Income (Loss)	$(22,960)	$(0.23)	$2,187	$0.02	$(40,164)	$(0.41)

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,531		98,751		98,383

			For the Six Months Ended
			Jun 30, 2018		Jun 30, 2017
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP			$(82,209)	$(0.83)	$(5,402)	$(0.06)
Pre tax adjustments for the effects of:
Property & equipment write-offs			4,233		—
Intangible asset write-offs			3,458		—
Foreign currency losses			11,733		2,133
Total pre tax adjustments			19,424		2,133

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods			(3,919)		(747)

Discrete tax items (1)			3,580		2,106
Difference in tax provision on income before taxes in accordance with GAAP (2)			—		(105)
Total of adjustments			19,085		3,387
	Adjusted net income		$(63,124)	$(0.64)	$(2,015)	$(0.02)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)				98,457		98,201

Notes:
(1)
Discrete items consist of share-based compensation, uncertain tax positions and adjustments to previous estimates upon filing various international tax returns for the three and six months ended June 30, 2018 and share-based compensation for the three and six months ended June 30, 2017.

(2)
For consistency in presentation, the difference in tax provision on income before taxes is computed using the U.S. statutory rate of 35% for 2017, in determining Adjusted Net Income (Loss) for the respective periods. This is not calculated for the three months and six months ended June 30, 2018 due to changes in U.S. tax law.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2018	Jun 30, 2017	Mar 31, 2018	Jun 30, 2018	Jun 30, 2017
	($ in thousands)

Net Income (Loss)	$(33,076)	$2,132	$(49,133)	$(82,209)	$(5,402)
Depreciation and Amortization	59,843	53,304	54,128	113,971	106,967
Subtotal	26,767	55,436	4,995	31,762	101,565
Interest Expense, net of Interest Income	5,852	5,554	6,779	12,631	10,485
Amortization included in Interest Expense	(333)	(283)	(774)	(1,107)	(566)
Provision (Benefit) for Income Taxes	3,294	1,252	5,888	9,182	169
EBITDA	$35,580	$61,959	$16,888	$52,468	$111,653

Revenue	$478,674	$515,036	$416,413	$895,087	$961,212

EBITDA margin %	7%	12%	4%	6%	12%

2018 EBITDA Estimates

	Low	High
	(in thousands)
Loss before income taxes	$(105,000)	(85,000)
Depreciation and amortization	215,000	215,000
Subtotal	110,000	130,000
Interest expense, net of interest income	30,000	30,000
EBITDA	$140,000	$160,000

Free Cash Flow

	For the Six Months Ended
	Jun 30, 2018	Jun 30, 2017
	(in thousands)
Net Loss	$(82,209)	$(5,402)
Depreciation and amortization	113,971	106,967
Other increases (decreases) in cash from operating activities	(16,077)	1,039
Cash flow provided by operating activities	15,685	102,604
Purchases of property and equipment	(53,530)	(41,300)
Free Cash Flow	$(37,845)	$61,304

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,542	$2,295	$(10,358)	$3,357	$7,886	$(27,359)	$(19,637)
Adjustments for the effects of:
Property & equipment write-offs	617	1,531	2,085	—	—	—	4,233
Intangible asset write-offs	—	—	3,458				3,458
Total of adjustments	617	1,531	5,543	—	—	—	7,691

Adjusted operating income (loss)	$5,159	$3,826	$(4,815)	$3,357	$7,886	$(27,359)	$(11,946)

Revenue	$107,426	$121,704	$78,036	$67,422	$104,086		$478,674
Operating income (loss) % as reported in accordance with GAAP	4%	2%	(13)%	5%	8%		(4)%
Operating income (loss)% using adjusted amounts	5%	3%	(6)%	5%	8%		(2)%

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjusted operating income (loss)	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
Operating income % using adjusted amounts	10%	6%	4%	6%	7%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)
Adjusted operating income (loss)	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
Operating income (loss) % using adjusted amounts	(3)%	1%	(4)%	3%	2%		(7)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Six Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$2,144	$4,050	$(12,717)	$5,036	$9,554	$(54,853)	$(46,786)
Adjustments for the effects of:
Property & equipment write-offs	617	1,531	2,085	—	—	—	4,233
Intangible asset write-offs	—	—	3,458	—	—	—	3,458
Total of adjustments	617	1,531	5,543	—	—	—	7,691
Adjusted operating income (loss)	$2,761	$5,581	$(7,174)	$5,036	$9,554	$(54,853)	$(39,095)

Revenue	$193,020	$248,392	$134,896	$128,710	$190,069		$895,087
Operating income (loss)% as reported in accordance with GAAP	1%	2%	(9)%	4%	5%		(5)%
Operating income (loss)% using adjusted amounts	1%	2%	(5)%	4%	5%		(4)%

	For the Six Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240
Adjusted operating income	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240

Revenue	$197,454	$325,532	$138,501	$110,850	$188,875		$961,212
Operating income % as reported in accordance with GAAP	8%	7%	2%	5%	7%		1%
Operating income % using adjusted amounts	8%	7%	2%	5%	7%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,542	$2,295	$(10,358)	$3,357	$7,886	$(27,359)	$(19,637)
Adjustments for the effects of:
Depreciation and amortization	28,269	14,914	13,053	1,836	737	1,034	59,843
Other pre-tax	—	—	—	—	—	(4,626)	(4,626)
EBITDA	32,811	17,209	2,695	5,193	8,623	(30,951)	35,580
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,418	3,418
Total of adjustments	—	—	—	—	—	3,418	3,418
Adjusted EBITDA	$32,811	$17,209	$2,695	$5,193	$8,623	$(27,533)	$38,998

Revenue	$107,426	$121,704	$78,036	$67,422	$104,086		$478,674
Operating income (loss) % as reported in accordance with GAAP	4%	2%	(13)%	5%	8%		(4)%
EBITDA Margin	31%	14%	3%	8%	8%		7%
Adjusted EBITDA Margin	31%	14%	3%	8%	8%		8%

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjustments for the effects of:
Depreciation and amortization	29,036	12,785	7,781	1,780	784	1,138	53,304
Other pre-tax	—	—	—	—	—	(735)	(735)
EBITDA	39,412	23,337	10,781	5,535	8,416	(25,522)	61,959
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(20)	(20)
Total of adjustments	—	—	—	—	—	(20)	(20)
Adjusted EBITDA	$39,412	$23,337	$10,781	$5,535	$8,416	$(25,542)	$61,939

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
EBITDA Margin	38%	13%	14%	10%	8%		12%
Adjusted EBITDA Margin	38%	13%	14%	10%	8%		12%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)
Adjustments for the effects of:
Depreciation and amortization	27,642	14,025	8,313	1,848	766	1,534	54,128
Other pre-tax	—	—	—	—	—	(10,091)	(10,091)
EBITDA	25,244	15,780	5,954	3,527	2,434	(36,051)	16,888
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	8,315	8,315
	—	—	—	—	—	8,315	8,315
Adjusted EBITDA	$25,244	$15,780	$5,954	$3,527	$2,434	$(27,736)	$25,203

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
EBITDA Margin	29%	12%	10%	6%	3%		4%
Adjusted EBITDA Margin	29%	12%	10%	6%	3%		6%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$2,144	$4,050	$(12,717)	$5,036	$9,554	$(54,853)	$(46,786)
Adjustments for the effects of:
Depreciation and amortization	55,911	28,939	21,366	3,684	1,503	2,568	113,971
Other pre-tax	—	—	—	—	—	(14,717)	(14,717)
EBITDA	58,055	32,989	8,649	8,720	11,057	(67,002)	52,468
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	11,733	11,733
Total of adjustments	—	—	—	—	—	11,733	11,733
Adjusted EBITDA	$58,055	$32,989	$8,649	$8,720	$11,057	$(55,269)	$64,201

Revenue	$193,020	$248,392	$134,896	$128,710	$190,069		$895,087
Operating income (loss)% as reported in accordance with GAAP	1%	2%	(9)%	4%	5%		(5)%
EBITDA Margin	30%	13%	6%	7%	6%		6%
Adjusted EBITDA Margin	30%	13%	6%	7%	6%		7%

	For the Six Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$16,301	$22,035	$3,187	$6,022	$12,658	$(50,963)	$9,240
Adjustments for the effects of:
Depreciation and amortization	58,265	25,784	15,861	3,240	1,581	2,236	106,967
Other pre-tax	—	—	—	—	—	(4,554)	(4,554)
EBITDA	74,566	47,819	19,048	9,262	14,239	(53,281)	111,653
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,133	2,133
Total of adjustments	—	—	—	—	—	2,133	2,133
Adjusted EBITDA	$74,566	$47,819	$19,048	$9,262	$14,239	$(51,148)	$113,786

Revenue	$197,454	$325,532	$138,501	$110,850	$188,875		$961,212
Operating income % as reported in accordance with GAAP	8%	7%	2%	5%	7%		1%
EBITDA Margin	38%	15%	14%	8%	8%		12%
Adjusted EBITDA Margin	38%	15%	14%	8%	8%		12%